EquityGroups, LLC.

350 Fifth Avenue

59th Floor

New York, NY 10118

CONSULTING AGREEMENT

 This agreement is made by and between fonu2 (fonu OTC NASDAQ) having its principal office at 331 East Commercial Blvd., Oakland Park, Florida  33334 (hereinafter referred to as “Company”), and EquityGroups, LLC a Delaware Company with offices at 350 Fifth Avenue 59th Floor New York, NY 10118

 (Hereinafter referred to as “Consultant”).

In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

1.

PROVISION OF SERVICES: Consultant will conduct an investor awareness program for Company following the receipt by Consultant of the compensation set forth in paragraph 2 hereunder.  It is understood that the Company is interested in increasing the public awareness of Company. By this agreement, Company is retaining Consultant to engage in an investor awareness program designed to increase the public awareness of Company as set forth in the following paragraph of this agreement:

Consultant shall, to the extent reasonably required, develop and implement a program to increase the public awareness of Company, which program may include services to be rendered by Consultant and/or third parties hired by Consultant. Services guaranteed to be provided by Consultant include the following:

1)

Lend Mark Kabbash’s name and allow his mobile number to be used on press releases as well the client’s internet site.

2)

Provide introductions to key investment professionals.

3)

Provide Search Engine Optimization for clients site as well as the clients community within Facebook and other key Social Networks

4)

Make proactive outbound phone calls on behalf of the client to key investment professionals with the effort to convey the investment merits of the client.

These services will commence when the compensation listed in item #3 is received by Consultant.

2.

TERM OF THE AGREEMENT:  This Agreement commences on (August 1, 2013) and shall terminate on (July 31, 2014) unless terminated for cause or by 30 day written notice by either party for any reason.  This Agreement shall have a three (3) month minimum compensation guarantee from the Company to the Consultant.  If terminated for cause or by 30 written notice by either party for any reason, payment for the final 30 days of service, (subject to a three (3) month minimum compensation guarantee from the Company to the Consultant) shall be made by the Company to the Consultant within five business days of the notice of termination.  Cause shall be defined as non-receipt of the common stock component of the compensation as stated in item 3.(A)a., or for non-payment of the cash component of the compensation as stated in item 3.(A)b.

3.

COMPENSATION

                 (A)   The total cost for the Consultant’s services as outlined in paragraph 1, above, is as follows:

.

A.

$5,000 cash compensation per month for the entire length of this Agreement.

Eleven Payments of $5,000.00 per month shall be due and payable upon the first business day of each month for the entire length of this Agreement beginning 9/1/2013.

B.

EQUITY- the consultant shall be entitled to restricted common stock equivalent to 3% of the Outstanding shares of common stock at the time of the signing of this agreement.

EQUITYGROUPS, LLC.   -   CONSULTING AGREEMENT

C. If a monthly payment is more than 10 business days late in any given month, then the services of Consultant may be terminated at the sole discretion of Consultant with 30 days written notice of termination of services.  The Company will still be liable for payment for the  final 30 days of services and shall pay the Consultant within five business days of the notice of termination.

(B)   Company understands and agrees that all cash and share compensation paid to Consultant is earned by Consultant so long as all guaranteed services are performed by Consultant, and that if shares of stock are included in the Compensation package to Consultant in paragraph 3.(A)a., above, then such shares cannot be canceled, nor the transfer of such shares stopped or hindered by Company for any reason whatsoever.  Company further understands and agrees that if restricted stock is issued to Consultant as compensation for this Agreement is earned upon receipt by Consultant and such shares cannot be canceled, nor the transfer of such shares stopped or hindered by Company for any reason whatsoever at any time in the future.

(C)

Company attests that any shares issued to Consultant were not issued in violation of the registration provisions.

(D)

All shares issued to the consultant shall be deemed irrevocable and non-assessable.

4.

LIABILITY; INDEMNIFICATION

(A)

Company shall indemnify, save harmless and defend Consultant and its officers, directors, employees and agents from, against and in respect of any loss, damage, liability, judgment, cost or expense whatsoever, including counsel fees, suffered or incurred by it or him by reason of, or on account of, its status or activities as a consultant to the Company hereunder (and, in the case of the Observer, his participation in meetings of the Board of Directors of the Company), except for any loss, damage, liability, judgment, cost or expense resulting from willful malfeasance, bad faith or gross negligence in the performance of Consultant’s duties hereunder.

(B)

Consultant shall indemnify, save harmless and defend the Company and its officers, directors, employees and agents from, against and in respect of any loss, damage, liability, judgment, cost or expense whatsoever, including counsel fees, suffered or incurred by it or him by reason of, or on account of, willful malfeasance, bad faith or gross negligence in the performance of Consultant’s duties hereunder.

5.

OTHER ACTIVITIES OF CONSULTANT

The Company recognizes that Consultant now renders and may continue to render management and other services to other companies, which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

6.

PARTIAL INVALIDITY

If any provision of this Agreement is for any reason found to be unenforceable, all other provisions nonetheless remain enforceable. If a provision is deemed invalid because of its scope or breadth, it must be deemed valid to the extent of the scope or breadth permitted by law.

7.

PIGGY-BACK REGISTRATION RIGHTS

The Company agrees that if it proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), including a registration effected by the Company for shareholders, the Company shall, at such time, promptly give Consultant written notice of such registration. Upon the written request of Consultant given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to register under the Securities Act, at Company’s expense, all of the stock or other securities of the Consultant, or Consultant’s designees or transferees, requested by the Consultant to be registered.

EQUITYGROUPS, LLC.   -   CONSULTING AGREEMENT

8.

RULE 144 COOPERATION

Notwithstanding the provisions set forth above under the section labeled Piggy-Back Registration rights, if Consultant elects to sell any of his stock or other securities in the Company pursuant to the provisions of Rule 144 under the Securities Act, and provided the Consultant has complied with the provisions of Rule 144, the Company, at the Consultant’s expense, will instruct its securities counsel to issue an opinion letter for delivery to the Company’s transfer agent authorizing Consultant’s sale of his stock or other securities in the Company pursuant to Rule 144, and, in the foregoing regard, Company agrees that it shall timely file with the Securities and Exchange Commission (the “Commission”) all reports required to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, for so long as Consultant remains a shareholder of the Company. A copy of the Rule 144 opinion letter shall be sent to Consultant via fax and U.S. mail.

9.

TERMS

(A)

This Agreement will become effective upon receipt of signed contract and Compensation and will terminate upon completion of the Services to be performed by Consultant.

(B)

The terms and conditions of paragraph’s 2 through 9 shall survive termination of this Agreement.

10.

IN GENERAL

This agreement sets forth the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understandings of any nature between them with respect thereto.

11.

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed entirely within such State.  Venue for any dispute shall be held in New York, New York.

IN WITNESS WHEREOF, The parties have caused this agreement to be signed by their respective officers or representatives duly authorized on this 10 day of August, 2013.

/s/ Mark Kabbash

Mark Kabbash  -  CEO

EquityGroups, Inc.

(Consultant)

Accepted on behalf of  fonu2, with the approval of the Board of Directors of the Company.  A copy of the Board of Directors resolution approving this Consulting Agreement is attached to this Agreement.

/s/Robert Lees

President, CEO

(Company)

EQUITYGROUPS, LLC.   -   CONSULTING AGREEMENT